Exhibit 99.1

GCP Applied Technologies Announces Leadership Transition

•	Names Simon M. Bates as President and Chief Executive Officer, effective October 1st, 2020

Cambridge, MA – September 14, 2020 - GCP Applied Technologies Inc. (NYSE: GCP), a leading specialty construction chemicals and building products company, today announced that its Board of Directors has appointed Simon M. Bates as its President and Chief Executive Officer effective October 1, 2020. Mr. Bates will succeed Randy Dearth, who has served as the company’s President and CEO since August 2019. Craig Merrill, GCP’s Chief Financial Officer will assume the combined role of Interim CEO and Chief Financial Officer until Mr. Bates joins the company on October 1, 2020.

Mr. Bates, 54, joins GCP Applied Technologies following a 24-year career in the specialty construction chemicals and building products industries. Most recently, he served as President, Infrastructure Products Group, a division of CRH plc, with more than 85 locations globally. During his tenure, the business consistently delivered significant growth in both revenues and profitability. He brings deep industry experience, a strategic mindset and strong commercial and operational acumen. Prior to CRH, Mr. Bates served as Senior Vice President, Building Products at Westlake Chemical.

Peter Feld, Chair of the Board, said, “We are tremendously excited to welcome Simon to our team. We believe that he has exactly the right skill set and experience to lead GCP going forward and to build upon the company’s outstanding portfolio of products and technology. The Board looks forward to working closely with Simon and the rest of our talented executives as we build value for our shareholders, customers, and team members.”

Mr. Feld continued, “We would like to thank Craig for taking on this added responsibility during the transition. We would also like to thank Randy for his leadership over the past year and wish him well in his future endeavors.”

Mr. Bates said, “GCP Applied Technologies is a clear industry leader with a strong product offering, great technologies and loyal customers, and I am humbled and honored to be appointed CEO. I could not be more excited about the opportunity to work with the talented GCP team and to help enable GCP to achieve its full potential.”

The Company also reaffirms its third quarter 2020 business trends and outlook as discussed in its earnings release and investor conference call for the second quarter 2020.

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Forward-Looking Statements

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers; employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Contact:

Investor Relations

Betsy Cowell

+1 617.498.4568

investors@gcpat.com